SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ________________

                                   FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                      BLACKROCK DIVIDEND ACHIEVERS TRUST

            (Exact Name of Registrant as Specified in its Charter)

                              Delaware 20-0438100
                   (State of Incorporation (I.R.S. Employer
                     or Organization) Identification no.)


          100 Bellevue Parkway,                          19809
           Wilmington, Delaware                        (Zip Code)
 (Address of Principal Executive Offices)


If this form relates to the registration     If this form relates to
of a the registration of a class of          class of securities pursuant
securities pursuant to Section 12(b)         to Section 12(g) of the Exchange
of the Exchange Act and is effective         Act and is effective pursuant to
pursuant to General Instruction A.(c),       General Instruction A.(d), please
check the following box. |X|                 please check the following box. | |

Securities Act registration statement file number to which this form relates: 333-109651

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                           Name of Each Exchange on Which
to be so Registered                           Each Class is to be Registered
-------------------                           ------------------------------

Common Shares of Beneficial Interest          New York Stock Exchange



Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant's Securities to be Registered.

                  The description of the Registrant's securities to be registered is incorporated by reference to the description contained under the caption "Description of Shares" in the Registrant's Registration Statement on Form N-2 (File Nos. 333-109651 and 811-21443), as filed electronically with the Securities and Exchange Commission (the "Commission") on October 10, 2003 (Accession No. 0000950172-03-003005) ("Registration Statement on Form N-2"), as amended by Pre-Effective Amendment No.1 to the Registration Statement on Form N-2, as filed with the Commission on November 25, 2003 (Accession No. 0001047469-03-038600), as amended by Pre-Effective Amendment No. 2 to the Registration Statement on Form N-2, as filed with the Commission on Novebmer 26, 2003 (Accession No. 0001047469-03-038609), as amended by Pre-Effective Amendment No. 3 to the Registration Statement on Form N- 2, as filed with the Commission on December 8, 2003 (Accession No. 0001047469-03- 039724), which are incorporated by reference.

Item 2.  Exhibits.

         Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated by reference.

                                   SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                            BLACKROCK DIVIDEND ACHIEVERS
                                            TRUST

                                            By:    /s/ Robert S. Kapito
                                                   -----------------------------
                                            Name:  Robert S. Kapito
                                            Title: Trustee and President
                                                   (Principal Executive Officer)


Date: December 16, 2003